SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


                        June 25, 1997
________________________________________________
        Date of Report (Date of earliest event reported)



                           MULTIPLE DIMENSIONAL LASER
                               TECHNOLOGIES, INC.
________________________________________________
             (Exact name of registrant as specified in its charter)



Colorado                  0-21941              84-11356381
________________________________________________
(State or other       (Commission                I.R.S.Employer
jurisdiction           File Number)   Identification No.)
of incorporation)


105 Hunter Street, Sulphur Springs, Texas 75482
________________________________________________
Address of principal executive offices)        (Zip Code)


(903) 439-2064
________________________________________________
Registrant's telephone number, including area code


Buffalo Capital I, Ltd.
7331 S. Meadow Court, Boulder, CO 80301
________________________________________________
(Former name, former address and former fiscal year, if changed since last report)


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

        A change in control of the registrant occurred on June 25, 1997. As reported in Item 2, below, on that date, the registrant acquired all of the issued and outstanding stock of Multiple Dimensional Laser
Technologies, Inc., a Nevada corporation ("MDLT Nevada"), in exchange for 4,800,000 shares of its authorized but previously unissued common stock.

        On May 31, 1997, prior to the completion of the exchange transaction, the number of issued and outstanding shares of the registrant was reduced from 2,415,000 to 200,000 shares, as a result of an agreement by the principal shareholders of the registrant to surrender a total of 2,215,000 shares for cancellation. Immediately following issuance of shares in the exchange transaction, the registrant had 5,000,000 shares issued and outstanding of which 4,800,000 shares, or 96%, were held by the persons who had previously been the shareholders of MDLT Nevada.

        As a condition precedent to the completion of the exchange transaction, all of the previously issued and outstanding Class A and Class B Warrants of the registrant were cancelled. In addition, the Company agreed, following completion of the transaction, to issue a total 752,500 shares to Wilmington Capital, LLC, as consideration for services related to negotiation and completion of the transaction. As of the date of this 8-K, no shares had been issued to Wilmington Capital, LLC.

        The following table sets forth, as of the date of this report on Form 8-K, the number of shares owned of record and beneficially by each person who holds 5% or more of the issued and outstanding stock of the registrant:

                               NUMBER OF
NAME                              SHARES              PERCENTAGE

William T. Swor                2,497,625                49.95%
Dan R. & Janet
D. Parker                      1,178,125                23.56%

        The foregoing table does not take into account the 752,500 shares to be issued to Wilmington Capital, LLC, because, as of the date of this report on Form 8-K, none of such shares had been issued. Following issuance of the shares to Wilmington Capital, LLC, it will own approximately 13.08% of the issued and outstanding stock of the Company.

        In conjunction with the change in control, all existing officers and directors of the registrant resigned and new officers and directors were appointed. The new officers and directors of the registrant are:

NAME                            POSITION
William T. Swor                 Chief Executive Officer
                                President & Director
Dan R. Parker                   Director
Donna Swor                      Secretary

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        (a) On June 25, 1997, in accordance with the terms of an Exchange Agreement dated June 25, 1997, the Company acquired all of the issued and outstanding stock of Multiple Dimensional Laser Technologies, Inc., a Nevada corporation ("MDLT Nevada"), in a stock for stock exchange intended to qualify as a tax free reorganization under
Section 368(a)(1)(B) of the Internal Revenue Code of 1986. In the transaction, the Company issued 4,800,000 shares of its common stock to the former shareholders of MDLT Nevada, and agreed to issue a total of 752,500 shares to Wilmington Capital, LLC, as compensation for services related to negotiation and completion of the transaction.

        As a condition precedent to completion of the transaction, the registrant changed its name to Multiple Dimensional Laser Technologies, Inc.

        (b) MDLT Nevada is primarily engaged in the development, manufacture, sale and distribution of medical laser equipment, and will continue in that business following its acquisition by the registrant.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Item 7(a).  Financial statements of businesses acquired.

        Audited financial statements for MDLT Nevada for its fiscal years ending December 31, 1996 and 1995 are included with this Report on Form 8-K. Interim financial statements as of a date within 135 days of the date of this report on Form 8-K are not included with this report. Such interim financial statements will be filed by the registrant as soon as practicable, but in any event not later than 60 days after the due date of this Form 8-K reporting the acquisition of all of the issued and outstanding stock of MDLT Nevada.

MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
FINANCIAL STATEMENTS
December 31, 1996 and 1995

with Independent Auditor's Report

MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
Index to Financial Statements

Independent Auditor's Report

Balance Sheets at December 31, 1996 and 1995

Statements of Operations
        For the Years Ended December 31, 1996 and 1995
        and the Period from September 28, 1993
        (Date of Inception) to December 31, 1996

Statements of Changes in Stockholders' Equity
        For the Years Ended December 31, 1996 and 1995
        and the Period from September 28, 1993
        (Date of Inception) to December 31, 1996

Statements of Cash Flows
        For the Years Ended December 31, 1996 and 1995
        and the Period from September 28, 1993
        (Date of Inception) to December 31, 1996

Notes to Financial Statements

INDEPENDENT AUDITOR'S REPORT

Board of Directors
Multiple Dimensional Laser Technology, Inc.

We have audited the accompanying balance sheets of Multiple
Dimensional Laser Technology, Inc. (A Development Stage Company) as of December 31, 1996 and 1995 and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Multiple Dimensional Laser Technology, Inc. (A Development Stage Company) as of
December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Jackson & Rhodes, P.C.
Dallas, Texas
April 11, 1997

MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
BALANCE SHEETS
(A Development Stage Company)
December 31, 1996 and 1995


Assets
                                        1996                    1995

Current assets:
  Cash                                    73,549                 107,826
  Receivable, affiliate                   24,903                       -
  Prepaid expenses                         5,321                       -
  Inventories (Note 3)                   253,721                       -
    Total current assets                 357,494                 107,826

Property and equipment:
  Furniture, equipment
    and autos                            310,036                 308,454
  Less accumulated
    depreciation                       (181,444)               (120,980)
                                         128,592                 187,474

Other assets:
  Organization costs, net
    of accumulated amortization              210                     283
  Patents, net of accumulated
    amortization                           4,502                   2,423
  Software, net of accumulated
    amortization                           7,667                  11,667
                                          12,379                  14,373
                                         498,465                 309,673

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and
    accrued liabilities                   19,786                   5,781
  Notes payable (Note 4)                       -                  65,000
  Notes payable, affiliate                     -                     499
    Total current liabilities             19,786                  71,280

Commitments and contingencies
  (Note 8)                                     -                       -

Stockholders' equity:
  Stock to be issued (Note 6)                  -                 186,250
  Common stock, $.01 par value,
    50,000 shares authorized;
    49,235,000 and 46,725,000
    shares issued and outstanding        492,350                 467,250
  Additional paid-in capital           1,061,900                 311,250
  Accumulated deficit                (1,023,876)               (726,357)
                                         530,374                 238,393
  Less treasury stock, 425,000
    shares in 1996, at cost             (51,695)                       -
    Total stockholders' equity           478,679                 238,393
                                         498,465                 309,673

See accompanying notes to financial statements.

MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
STATEMENTS OF OPERATIONS
(A Development Stage Company)



                                                                Period from Inception
                                                                (September 28, 1993)
                                Years Ended December 31            to December 31,
                                    1996            1995                 1996
Operating expenses:
  Other general and
    administrative               301,969         456,450               1,015,223
  Loss from operations         (301,969)       (456,450)             (1,015,223)

Other income (expense):
  Interest, net                      547        (12,019)                (12,556)
  Other                            3,903               -                   3,903
    Total other
         income (expense)          4,450        (12,019)                 (8,653)
    Net loss                   (297,519)       (468,469)             (1,023,876)

Net loss per common share             (0.01)          (0.01)

Weighted average
  common shares               47,777,500      43,449,167

See accompanying notes to financial statements.

MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(A Development Stage Company)
Period from Inception (September 28, 1993) to
December 31, 1996


                                      (page 1 of 2)

                                Stock to be issued              Common Stock
                                Shares          Amount          Shares          Amount
Issuance of common
  stock for assets                     -               -      31,200,000         312,000

Issuance of common
  stock for services                   -               -       5,500,000          55,000

Net loss, period
  from inception
  (September 28,
  1993) to December
  31, 1993
  (unaudited)                          -               -               -               -

Balance, December
  31, 1993                             -               -      36,700,000         367,000

Issuance of common
  stock                                -               -       3,425,000          34,250

Issuance of common
  stock for services                   -               -       1,200,000          12,000

Net loss                               -               -               -               -

Balance, December
  31, 1994                             -               -      41,325,000         413,250

Issuance of common
  stock                        1,850,000         186,250       2,275,000          22,750

Common stock issued
  for services                         -               -       3,125,000          31,250

Net loss                               -               -               -               -

Balance, December
  31, 1995                     1,850,000         186,250      46,725,000         467,250

Issuance of common
  stock                      (1,700,000)       (171,250)       2,510,000          25,100

Cash returned to
  investors                    (150,000)        (15,000)               -               -

Purchase of treasury
  stock                                -               -               -               -

Net loss                               -               -               -               -

Balance, December
  31, 1996                             -               -      49,235,000         492,350
/TABLE

MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(A Development Stage Company)
Period from Inception (September 28, 1993) to
December 31, 1996

                                      (page 2 of 2)

                                Additional
                                Paid-in       Accumulated       Treasury
                                Capital         Deficit         Stock           Total
Issuance of common
  stock for assets                 5,000               -               -         317,000

Issuance of common
  stock for services                   -               -               -          55,000

Net loss, period
  from inception
  (September 28,
  1993) to December
  31, 1993
  (unaudited)                          -        (79,652)               -        (79,652)

Balance, December
  31, 1993                         5,000        (79,652)               -         292,348

Issuance of common
  stock                           43,250               -               -          77,500

Issuance of common
  stock for services                   -               -               -          12,000

Net loss                               -       (178,236)               -       (178,236)

Balance, December
  31, 1994                        48,250       (257,888)               -         203,612

Issuance of common
  stock                           92,000               -               -         301,000

Common stock issued
  for services                   171,000               -               -         202,250

Net loss                               -       (468,469)               -       (468,469)

Balance, December
  31, 1995                       311,250       (726,357)               -         238,393

Issuance of common
  stock                          750,650               -               -         604,500

Cash returned to
  investors                            -               -               -        (15,000)

Purchase of treasury
  stock                                -               -        (51,695)        (51,695)

Net loss                               -       (297,519)               -       (297,519)

Balance, December
  31, 1996                     1,061,900     (1,023,876)        (51,695)         478,679

See accompanying notes to financial statements.
MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
STATEMENTS OF CASH FLOWS
(A Development Stage Company)


                                                                Period from Inception
                                                                (September 28, 1993)
                          Years Ended December 31,                to December 31,
                                1996            1995                    1996

Cash flows from operating activities:

  Net loss                     (297,519)       (468,469)             (1,023,876)

  Adjustments to reconcile
  net loss to net cash used
  in operating activities:

    Depreciation
      and amortization            64,852          65,412                 194,339
    Issuance of common stock
      for services                     -         202,250                 269,250

  Changes in operating assets
    and liabilities:

    Prepaid expenses             (5,321)               -                 (5,321)
    Inventory                  (253,721)               -               (253,721)
    Other assets                 (2,394)         (2,515)                 (5,274)
    Accounts payable and
      accrued liabilities         14,005           4,883                  19,786

  Net cash used in operating
    activities:                (480,098)       (198,439)               (804,817)

Cash flows from investing activities:

  Capital expenditures for
    property and equipment       (1,582)         (3,454)                (13,036)





Cash flows from financing activities:

  Issuance of common
     stock                       604,500         106,000                 983,000
  Cash returned to
     investors                  (15,000)               -                (15,000)
  Proceeds from stock
     to be issued                      -         195,000                       -
  Net borrowings from
     notes payable              (65,000)          21,970                       -
  Purchase of treasury
     stock                      (51,695)               -                (51,695)
  Net borrowings/loans
     from related parties       (25,402)        (23,421)                (24,903)

  Net cash provided by
     financing activities        447,403         299,549                 891,402

Net increase (decrease) in
  cash and cash equivalents     (34,277)          97,656                  73,549

Cash at beginning
  of period                      107,826          10,170                       -

Cash at end of period             73,549         107,826                  73,549

Supplemental disclosure:

  Total interest paid              5,702           4,060

See accompanying notes to financial statements.

MULTIPLE DIMENSIONAL LASER TECHNOLOGY, INC.
(A Development Stage Company)

Notes to Financial Statements
December 31, 1996 and 1995

1.      DESCRIPTION OF BUSINESS

Multiple Dimensional Laser Technologies, Inc. (the Company) was incorporated in Nevada on September 28, 1993. The Company is primarily engaged in the development, manufacture, sale and distribution of medical laser equipment. As of December 31, 1996, the Company was in the development stage, in that principal operations had not commenced.

2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all liquid investments, with original maturities of three months or less when purchased, to be cash equivalents.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market.

Furniture, Equipment and Autos

Equipment is recorded at cost and depreciated by the straight-line method over the five-year expected useful lives of the assets.
Expenditures for normal maintenance and repairs are charged to income, and significant improvements are capitalized. Depreciation expense for 1996 and 1995 amounted to $60,464 and $61,246, respectively.

Organization Costs

Costs incident to the creation of the Company, including various legal fees, have been capitalized and are being amortized over a five-year period. Amortization expense for 1996 and 1995 amounted to $73 each year.

Patents

Costs incurred for application and filing of the patent, including legal fees, have been capitalized and are being amortized over fifteen years which is the remaining life of the patent. Amortization expense was $314 and $92 for 1996 and 1995, respectively.

Software

The software costs have been capitalized and are being amortized over a five-year period. Amortization expense for 1996 and 1995 amounted to $4,000 each year.

Research and Development

The Company has expensed approximately $11,375 and $105,000 for research and development included in general and administrative expenses in the accompanying statements of operations for the years ended December 31, 1996 and 1995, respectively.

Net Loss Per Common Share

Per share amounts have been computed using the weighted average number of shares of common stock and stock to be issued outstanding for each period.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income
Taxes" ("SFAS 109"). SFAS 109 utilizes the asset and liability method of computing deferred income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Under SFAS
109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

3.      INVENTORIES

The major components of inventories at December 31, 1996, are as follows:

Work-in-Process                           53,721
Finished goods                           200,000
                                         253,721

4.      NOTES PAYABLE

Notes payable at December 31, 1995 consisted of:

10% demand note payable
  to a bank                               40,000

Unsecured 10% note payable to
  an individual, paid in 1996             25,000
                                          65,000

5.      RELATED PARTY TRANSACTIONS

The Company borrowed/loaned funds from/to two major shareholders in 1994 at an interest rate of 10%. The Company has a receivable of $24,903 at December 1996 and a payable of $499 at December 31, 1995.

6.      CONVERTIBLE DEBT AND STOCKHOLDERS' EQUITY

The Company issued convertible debt of $200,000 during 1995 at an interest rate of 10%. The holders converted $171,250 of the debt into 1,700,000 shares of common stock, which is reflected as stock to be issued in the accompanying balance sheet at December 31, 1995. The remaining balance was repaid to the investors.

7.      INCOME TAXES

The Company has recorded no income tax benefit due to the existence of a net operating loss. There are no deferred tax assets or liabilities as there are no temporary differences between the tax and financial bases of the Company's assets and liabilities. Net operating loss carryforwards for tax purposes, which will expire, if not utilized, beginning in 2008, amounted to approximately $1,000,000 at December 31, 1996. The
Company has recorded a valuation allowance equal to the deferred tax asset of $340,000 related to the net operating loss carryforwards.

8.      COMMITMENTS AND CONTINGENCIES

Concentration of Credit Risk

The Company invests its cash and certificates of deposit primarily in deposits with major banks. Certain deposits, at times, are in excess of federally insured limits. The Company has not incurred losses related to its cash.

Lease

The Company leases its office space under a month-to-month lease.
Rent expense amounted to $1,850 and $756 for 1996 and 1995, respectively.

Item 7(b).  Pro forma financial information

It is impractical to provide the required pro forma financial information for the transaction described in Item 2, above, as of the date of this report on Form 8-K. Such pro forma financial information will be filed by the registrant as soon as practicable, but in any event not later than 60 days after the due date of this Form 8-K reporting the acquisition of all of the issued and outstanding stock of MDLT Nevada.

Item 7(c).  The following Exhibits are filed as part of this report:

10.1 - Exchange Agreement
10.2 - Addendum to Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIPLE DIMENSIONAL LASER
TECHNOLOGIES, INC.

/s/
William T. Swor, President
Date:  7/10/97
EXHIBIT 10.1 - EXCHANGE AGREEMENT


AGREEMENT made this 23rd day of June 1997, between Bill Swor and Multiple Dimensional Laser Technologies, Inc. Stockholders (hereinafter "Stockholders"), and Buffalo Capital I, Ltd., a Colorado corporation ("Buffalo") (hereinafter collectively as "Parties").

                                   WITNESSETH:

WHEREAS, the Stockholders are the holders of all of the outstanding shares of Multiple Dimensional Laser Technologies, Inc., a Nevada corporation (hereinafter "MDLT"); and

WHEREAS, the authorized capital stock of Buffalo consists of 100,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, of which there are 200,000 shares of common stock issued and outstanding as of the date hereof; and

WHEREAS, the Parties agree that it would be to their mutual benefit for Buffalo to acquire all of the outstanding stock of MDLT from the Stockholders in exchange for shares of Buffalo stock, and to take such other actions as indicated herein as representations, warranties, actions of directors, and actions of shareholders.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, agreements and covenants herein contained, the Parties hereby agree as follows:

1.      REPRESENTATIONS AND WARRANTIES OF
STOCKHOLDERS.

Stockholders, jointly and severally represent and warrant to Buffalo that:

        a. Stockholders collectively own on the date hereof, and on the Closing Date will own, free and clear of all liens, charges and encumbrances, all of the issued and outstanding shares of capital stock of MDLT, a Nevada corporation.

        b. MDLT is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada; has all corporate power necessary to engage in the business in which it is presently engaged; and has an authorized capitalization of 50,000,000 shares of common stock, of which there are validly issued and outstanding 12,315,000 shares, fully paid and non-assessable.

        c. Stockholders have heretofore initialed and furnished to Buffalo copies of the audited balance sheet of MDLT, for the periods ended December 31, 1996 and December 31, 1995, together with related statements of income and expense for the periods then ended. These audited balance sheets and related statements accurately set forth the financial condition of MDLT as of their respective dates, and the results of operations for the fiscal years then ended, prepared in conformity with generally accepted accounting principles consistently applied.

        d. MDLT has good and marketable title to all of the property and assets listed in its financial statements (except property and assets disposed of since such date in the usual and ordinary course of business), subject to no mortgage, pledge, lien or other encumbrance except as disclosed in the balance sheet marked as Exhibit A attached hereto and made a part hereof.

        e. As of May 31, 1997, MDLT has no obligations, liabilities or commitments, contingent or otherwise, of a material nature which were not provided for, except as set forth in the balance sheet marked Exhibit A.

        f. Since the date of the aforementioned balance sheet, there has been no change in the nature of the business of MDLT, nor in its financial condition or property, other than changes in the usual and ordinary course of business, none of which has been materially adverse, and MDLT has incurred no obligations or liabilities or made any commitments other than in the usual and ordinary course of business or as disclosed in Exhibit A.

        g. MDLT is not a party to any employment contract with any officer, director, or stockholder, or to any lease agreement or other commitment not in the usual and ordinary course of business, nor party to any pension, insurance, profit-sharing or bonus plan, except as disclosed in Exhibit A.

        h. MDLT is not a defendant, nor a plaintiff against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any material claim been made or asserted against MDLT, nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving MDLT, except as disclosed in Exhibit A.

        i. MDLT is not in default under any agreement to which it is a party, nor in the payment of any of its obligations.

        j. Between the date of the balance sheet referred to in subparagraph "c" above and Closing, MDLT will not have (i) paid or declared any dividends on or made any distributions in respect of, or issued, purchased or redeemed, any of the outstanding shares of its capital stock, or (ii) made or authorized any changes in its Articles of Incorporation or any amendment thereto or in its Bylaws, or (iii) made any commitments or disbursements, or incurred any obligations or liabilities of a substantial nature which are not in the usual and ordinary course of business, or (iv) mortgaged or pledged or subjected to any lien, charge or other encumbrance any of their assets, tangible or intangible, except in the usual and ordinary course of its business, or (v) sold, leased, or transferred or contracted to sell, lease or transfer any assets, tangible or intangible, or entered into any other transactions, except in the usual and ordinary course of business, or (vi) made any loan or advance to any stockholder of MDLT, or to any other person, firm, or corporation, except in the usual and ordinary course of business, or (vii) made any material change in any existing employment agreement or increased the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee or agent, except as set forth in Exhibit A.

        k. This Exchange Agreement has been duly executed by Stockholders and the execution and performance of this Exchange Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which either of them or MDLT is a party to or to which either of them or MDLT is subject, nor will such execution and performance constitute a violation of or conflict with any fiduciary to which either of them or MDLT is subject.

        l. MDLT has timely filed or will have timely filed all necessary extensions with the appropriate governmental authorities, of tax and other returns required to be filed by it. Such returns are true and complete and all taxes shown thereon to be due have been paid. All material federal, state, local, county, franchise, sales, use, excise and other taxes, assessed or due have been duly paid. No reserves for unpaid taxes have been established or are required on the basis of the facts and in accordance with generally accepted accounting principles.

        m. MDLT is not in default with respect to any order, writ, injunction or decree of any court, federal or state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. There are no actions, suits, claims, proceedings, or investigations pending or, to the knowledge of MDLT, at law or in equity or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign. MDLT has complied in all material respects with all laws, regulations and orders applicable to its business.

        n. No representation or warranty in this section, nor statement in any document, certificate or schedule furnished or to be furnished pursuant to this Exchange Agreement by the Stockholders, or in connection with the transactions contemplated hereby, contains or contained any untrue statement of a material fact, nor does or will omit to state a material fact necessary to make any statement of fact contained herein or therein not misleading. MDLT has maintained, and will until the Closing, maintain in full force and effect adequate policies of insurance with coverage sufficient to meet the normal requirements of its business.

2.      REPRESENTATIONS AND WARRANTIES OF BUFFALO

Buffalo represents and warrants to Stockholders that:

        a. Buffalo is a corporation duly organized and validly existing and in good standing under the laws of the State of Colorado; is qualified to transact business in the State of Colorado and no other state; has an authorized capitalization of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, of which there are issued and outstanding, as of the date hereof, 200,000 shares of common stock.

        b. Buffalo has delivered to Stockholders its audited financial statements for the year ended August 31, 1996. These financial statements accurately set forth the financial condition of Buffalo as of the dates specified, and the results of operations for the fiscal years involved, prepared in conformity with generally accepted accounting principals consistently applied. These financial statements are attached hereto and marked Exhibit B.

        c. Buffalo has good and marketable title to all of its property and assets (except property and assets disposed of since such date in the usual and ordinary course of business), subject to no mortgage, pledge, lien or other encumbrance except as disclosed in the balance sheet marked as Exhibit B.

        d. As of June 15, 1997, Buffalo has no obligations, liabilities, or commitments, contingent or otherwise, of a material nature, except as set forth in Exhibit B.

        e. Since the date of the aforementioned balance sheet, there has been no change in the nature of the business of Buffalo, nor in its financial condition or property, other than changes in the usual and ordinary course of business, none of which has been materially adverse. Buffalo has incurred no obligations or liabilities or made any commitments other than in the usual and ordinary course of business or as disclosed in Exhibit B.

        f. Buffalo is not a party to any employment contract with any officer, director, or stockholder, or to any lease agreement or other commitment not in the usual and ordinary course of business, nor party to any pension, insurance, profit-sharing or bonus plan.

        g. Buffalo is not a defendant, nor a plaintiff against whom a counterclaim has been asserted, in any litigation, pending or threatened, nor has any material claim been made or asserted against Buffalo, nor are there any proceedings threatened or pending before any federal, state or municipal government, or any department, board, body or agency thereof, involving Buffalo, except as disclosed in Exhibit B.

        h. Buffalo is not in default under any agreement to which it is a party, nor in the payment of any of its obligations.

        i. Between the date of the balance sheet referred to in subparagraph "b" above and Closing, Buffalo will not have (i) paid or declared any dividends on or made any distributions in respect of, or issued, purchased or redeemed, any of the outstanding shares of its capital stock, except for the surrender and cancellation after the date of the balance sheet referred to in subparagraph "b" and prior to the date hereof, of 2,215,000 shares of common stock which were issued and outstanding as of the date of the balance sheet, or (ii) made or authorized any changes in its Articles of Incorporation or any amendment thereto or in its Bylaws, other than a change in the Articles of Incorporation for purposes of changing the name of the company to Multiple Dimensional
Laser Technologies, Inc, or (iii) made any commitments or disbursements, or incurred any obligations or liabilities of a substantial nature and which are not in the usual and ordinary course of business, or (iv) mortgaged or pledged or subjected to any lien, charge or other encumbrance any of their assets, tangible or intangible, except in the usual and ordinary course of its business, or (v) sold, leased, or transferred or contracted to sell, lease or transfer any assets, tangible or intangible, or entered into any other transactions, except in the usual and ordinary course of business, or (vi) made any loan or advance to any stockholder of Buffalo, or to any other person, firm, or corporation, except in the usual and ordinary course of business, or (vii) made any material change in any existing employment agreement or increased the compensation payable or made any arrangement for the payment of any bonus to any officer, director, employee or agent, except as set forth in Exhibit B.

        j. This Exchange Agreement has been duly executed by Buffalo and the execution and performance of this Exchange Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, order or decree to which it is a party to or to which it is subject, nor will such execution and performance constitute a violation of or conflict with any fiduciary to which it is subject.

        k. Buffalo has timely filed or will have timely filed all necessary extensions with the appropriate governmental authorities, for tax and other returns required to be filed by it. Such returns are true and complete and all taxes shown thereon to be due have been paid. All material federal, state, local, county, franchise, sales, use, excise and other taxes, assessed or due have been duly paid and no reserves for unpaid taxes have been set up or are required on the basis of the facts and in accordance with generally accepted accounting principles.

        l. Buffalo is not in default with respect to any order, writ, injunction or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality. There are no actions, suits, claims, proceedings, or investigations pending or, to the knowledge of Buffalo, at law or in equity or before or by any federal, state, municipal, or other governmental court, department, commission, board, bureau, agency or instrumentality, domestic or foreign. Buffalo has complied in all material respects with all laws, regulations and orders applicable to its business.

        m. Prior to or simultaneously herewith, Buffalo has provided the Stockholders with the following documents:

                1. All directors and shareholders resolutions and minutes adopted by Buffalo at any time, including organizational minutes.

                2. A Certificate of Good Standing for Buffalo issued by the Colorado Secretary of State.

                3. A copy of any amendments to the bylaws or articles of incorporation of Buffalo adopted since the filing of Buffalo's Form 10-SB (SEC File No. 0-21941).

                4. Any response, amendment to, or amended form of such Form 10-SB containing and satisfying the matters specified in a letter to Buffalo from the Securities and Exchange Commission dated March 4, 1997.

        n. Representations of principals of Buffalo. Each of the principals of Buffalo, being its present officers, directors, and shareholders, represent and warrant, as indicated by their signatures below, as follows:

                1.      With the exception of an agreement with
Wilmington Capital, LLC, none of such persons has pledged, hypothecated, or otherwise encumbered their shares in Buffalo, or has caused Buffalo to pledge, hypothecate, or otherwise encumber any of its securities or property.

                2. With the exception of any agreements with Wilmington Capital, LLC, none of such persons has entered into any obligation, agreement, or contract on behalf of Buffalo, with any person, other than those obligations, agreements or contracts disclosed in writing in or attached to this agreement, whether written or oral.

                3. To the best of the knowledge of such persons, no person or entity has any claim or cause of action against Buffalo at the present time and all of its debts, obligations and accounts payable have been paid in full.

        o. No representation or warranty in this section, nor statement in any document, certificate or schedule furnished or to be furnished pursuant to this Exchange Agreement by the Buffalo, or in connection with the transaction contemplated hereby, contains or contained any untrue statement of a material fact, nor does or will omit to state a material fact necessary to make any statement of fact contained herein or therein not misleading.

3.      DATE AND TIME OF CLOSING

The closing shall be held on Monday, June 23, 1997, at 3:00 p.m.
immediately following the organizational meeting of the Board of Directors of Buffalo/MDLT as set forth in Paragraph 6 of this Exchange Agreement, in Beverly Hills, California, or at such other time and place as may be mutually agreed upon between the parties in writing.

4.      BOARD OF DIRECTORS MEETING OF BUFFALO

The Board of Directors of Buffalo shall meet on this 23rd day of June, 1997 at 11:00 a.m. (Mountain Daylight Time) and conduct the following business:

        a.      Ratify the Exchange Agreement; and,

        b. Call a special stockholders meeting for Monday, June 23, 1997, at 12:00 p.m.(Mountain Daylight Time).

5.      SPECIAL MEETING OF STOCKHOLDERS' OF BUFFALO

The Board of Directors of Buffalo will call and convene a special meeting of stockholders of Buffalo on June 23, 1997, at 12:00 p.m. (Mountain Daylight Time), and, at such meeting, action shall be taken:

        a.      To ratify this Exchange Agreement.

        b. To approve an amendment to the Articles of Incorporation to change the corporate name to Multiple Dimensional Laser
Technologies, Inc.

        c. To ratify the cancellation of all issued and outstanding Class A and Class B Warrants as a condition to execution of this Exchange Agreement.

6.      ORGANIZATIONAL MEETING OF THE BOARD OF
DIRECTORS OF MULTIPLE DIMENSIONAL LASER
TECHNOLOGIES, INC., FORMERLY BUFFALO CAPITAL I, LTD.

MDLT, formerly Buffalo, will hold an organizational meeting of the Board of Directors at the offices of Wilmington Capital, LLC, in Beverly Hills, California, at 2:30 p.m. on June 23, 1997, and conduct the following business:

        a. Issue 4,800,000 shares of the new MDLT (reporting public company) in exchange for all of the issued and outstanding stock of the original MDLT consisting of 12,315,000 shares, including all shares in both Class A and Class B after the 4 for 1 stock reverse.

        b.      Ratify the terms and conditions of this Exchange
Agreement;

        c. Elect Bill Swor and Dan Parker as directors following the resignation of the current board of directors.

        d. Authorize Bill Swor, as Chairman of the Board to elect officers and organize the corporation, such as authorizing the opening of bank accounts and day to day operations of the company.

        e. Ratify the Investment Banking agreement executed between the former Multiple Dimensional Laser Technologies, Inc. (Bill
Swor) and Wilmington Capital, LLC (Garrett Krause) dated on June 13, 1997. Have the agreed upon amount of consulting shares and warrants/options issued to Wilmington Capital, LLC, as per the Investment Banking Agreement.

        f. Agree in principal to a letter of agreement on the acquisition of Bill Swor Technologies and an exclusive development and research agreement with Bill Swor for all future projects. This agreement to be closed within 7 days of this agreement.

        g. Agree to ratify the Regulation S financing agreement with FutureVest Corporation, to issue 500,000 shares of Multiple
Dimensional Laser Technologies, Inc., for $500,000 in capital financing.

7.      EXCHANGE OF SHARES OF STOCK.

The mode of carrying into effect the exchange provided for in this Exchange Agreement shall be as follows:

        a. Exchange with selected transfer agent to be completed within 30 days from this agreement.

8.      NOTICES.

Any notice under this Exchange Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

If to the Stockholders:

107 Hunter Street
Sulphur Springs, Texas 75482

If to Buffalo:

Wilmington Partners XI, LLC
9201 Olympic Blvd.
Beverly Hills, CA  90212

or to any other address or addresses which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

9.      FURTHER ASSURANCES

Each party hereto hereby agrees to take any further action necessary or desirable to carry out the provisions of this Exchange Agreement.

10.     COUNTERPARTS.

This Exchange Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, and all such counterparts shall constitute one and the same instrument.

11.     MERGER CLAUSE

This Exchange Agreement supersedes all prior agreements and understandings between the Parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the Parties.

12.     GOVERNING LAW

This Exchange Agreement shall be governed by and construed according to the laws of the State of Nevada.

IN WITNESS WHEREOF, the Parties have caused this Exchange
Agreement to be executed the day and year first above written.

MULTIPLE DIMENSIONAL LASER TECHNOLOGIES, INC.
("MDLT")

By: /s/                 06/25/97
Bill Swor, as per Consent of Directors and Shareholders
of Multiple Dimensional Laser Technologies, Inc.
(a Nevada corporation)


BUFFALO CAPITAL I, LTD. ("Buffalo")

By: /s/                 06/25/97
Grant W. Peck, as per Consent of Directors and Shareholders
of Buffalo Capital I, Ltd.
EXHIBIT 10.2 - ADDENDUM TO EXCHANGE AGREEMENT

        AGREEMENT made this 27th day of June 1997, between Bill
Swor and Multiple Dimensional Laser Technologies, Inc. Stockholders (hereinafter "Stockholders"), and Buffalo Capital I, Ltd., a Colorado corporation ("Buffalo") (hereinafter collectively as "Parties").

                                   WITNESSETH:

        WHEREAS, on or about June 25, 1997, the Parties executed an Exchange Agreement pursuant to which Buffalo agreed to acquire all of the issued and outstanding stock of Multiple Dimensional Laser Technologies, Inc. ("MDLT") from the Stockholders in exchange for the issuance of 4,800,000 shares of the authorized but previously unissued shares of common stock of Buffalo; and

        WHEREAS, prior to the issuance of shares for the purpose of acquiring all of the issued and outstanding stock of MDLT, Buffalo had 200,000 shares of its common stock issued and outstanding; and

        WHEREAS, in consideration of its services related to negotiation of the terms and conditions of the acquisition from the Stockholders of all of the outstanding shares of MDLT by Buffalo, and its services related to completion of the transaction between Buffalo and the Stockholders, Buffalo agreed to issue to Wilmington Capital, LLC, or its nominee, 215,000 shares of common stock of Buffalo.

        NOW THEREFORE, in consideration of the foregoing, and in consideration of the mutual covenants and promises hereinafter set forth, it is agreed as follows:


        1. As soon as reasonably possible following the acquisition by Buffalo of all of the issued and outstanding capital stock of MDLT, Buffalo shall take such steps as may be necessary or appropriate to issue to Wilmington Capital, LLC, or its designees or nominees, a total of 215,000 shares of the authorized but previously unissued capital stock of Buffalo.

        2. The shares to be issued to Wilmington Capital, LLC, pursuant to the terms of this Addendum to Exchange Agreement, shall be issued pursuant to, and in accordance with, the terms of a registration statement on Form S-8 to be completed and filed by Buffalo.

        3. The parties acknowledge and agree that following the issuance of the shares to Wilmington Capital, LLC, or its designees or nominees, pursuant to the terms of this Addendum to Exchange
Agreement, Buffalo shall have a total of 5,215,000 shares of its common stock issued and outstanding.

        4. Except as amended by the terms of this Addendum to Exchange Agreement, the Exchange Agreement between the parties is hereby ratified and affirmed.


IN WITNESS WHEREOF, the Parties have caused this Addendum to Exchange Agreement to be executed the day and year first above written.


MULTIPLE DIMENSIONAL LASER TECHNOLOGIES, INC.
("MDLT")


By:  /s/                06/27/97
Bill Swor, as per Consent of Directors and Shareholders of Multiple Dimensional Laser Technologies, Inc. (a Nevada corporation)

BUFFALO CAPITAL I, LTD. ("Buffalo")


By: /s/                 06/27/97
Grant W. Peck, as per Consent of Directors and Shareholders of Buffalo Capital I, Ltd.